Contact: Tom Neri

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Lawson Products to Acquire Rutland Tool in Asset Transaction

DES PLAINES, IL– Nov. 1, 2005 – Lawson Products, Inc. (NASDAQ: LAWS) today announced it has entered into a definitive agreement to acquire the assets and operations of Rutland Tool & Supply Co., a, Calif.-based subsidiary of Airgas, Inc. Rutland Tool distributes metalworking tools, machine tools and related MRO supplies.

Under terms of the agreement, Lawson will pay $15 million cash. The closing date for the transaction is expected no later than Dec. 1, 2005. Lawson will fund the acquisition from the proceeds of a sale of a non-operating real estate investment.

Rutland Tool, which is headquartered in Whittier, Calif. and operates from seven locations, generated $47 million in sales in its fiscal year ended March 31, 2005.

Lawson is an international distributor of products, services and systems to the MRO (maintenance, repair and operations) and OEM (original equipment manufacturing) marketplaces.

The acquisition of Rutland Tool is expected to accelerate Lawson’s growth strategy by expanding its product lines into the machine tool industry, enhancing its presence in critical Western markets and providing access to a broad range of customers the company doesn’t currently serve, said Lawson Chief Executive Officer Robert J. Washlow.

“The acquisition of Rutland represents an excellent strategic fit in a variety of ways,” Washlow said. “Rutland’s product lines complement our current product lines, and its presence in the important markets in the western part of the country will allow us to more fully develop those markets.”

Lawson plans to make an additional investment of capital into Rutland’s warehousing and distribution operations within the Los Angeles area, in order to handle growth by Rutland and to localize distribution of product for all the members of the Lawson Family of Businesses. The facilities will also be used as a major entry point for products produced by off-shore vendors and as a packaging center, actions that are designed to improve productivity and more fully develop the sales potential for Lawson’s business units in the Western part of the United States.

Furthermore, the acquisition of Rutland and subsequent realignment of the warehousing and distribution facilities are intended to enhance Lawson’s ability to service even more customers on a same day or one-day basis. Already, Lawson ships complete, within one day, over 99.5% of all orders received.

A significant share of Rutland’s sales is primarily generated from catalogue sales and seven showrooms, channels that Lawson will continue. Rutland locations include Whittier, Chatsworth, Santa Ana and San Jose, in California; Phoenix, Ariz..; Houston, Tex.; and Suwanee, Ga.

“Rutland Tool will be a good strategic fit with Lawson’s business,” said Airgas Chairman and CEO Peter McCausland. “We wish our people who will join Lawson the best and we are pleased that our two companies will maintain a strong supply relationship with each other.”

Airgas is a leading distributor of industrial gases, welding hardgoods and safety products.

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Lawson Products is an international leader in selling and distributing systems, services and products to the industrial, commercial and institutional maintenance, repair and replacement market. The company also manufacturers, sells and distributes production and specialized component parts to the original equipment marketplace including the automotive, appliance, aerospace, construction and transportation industries. For more information, please visit http://www.lawsonproducts.com.

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This release contains certain forward-looking statements that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues”, “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to: our ability to successfully integrate this acquisition; our ability to retain Rutland customers; unexpected expenses in connection with the combination of these businesses; excess and obsolete inventory; disruptions of the company’s information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004 and Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. The company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

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